EXHIBIT 99.1
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[SUNTERRA LOGO]




CONTACT:   MARILYN WINDSOR
           (702) 304-7149

FOR IMMEDIATE RELEASE
DECEMBER 7, 2006


                   SUNTERRA PROVIDES UPDATE ON PENDING MATTERS
         INVESTOR CONFERENCE CALL SCHEDULED FOR 8:00 A.M. EASTERN TODAY

LAS VEGAS, DECEMBER 7, 2006 - SUNTERRA CORPORATION (PINK SHEETS: SNRR) today provided an update on various matters.

AUDIT COMMITTEE INDEPENDENT INVESTIGATION; REMEDIATION
Sunterra previously announced that its Audit and Compliance Committee, assisted by the law firm of WilmerHale, had concluded the fact-finding portion of its independent investigation into certain allegations by a former employee regarding, among other things, accounting improprieties at its European subsidiary (Sunterra Europe). The factual findings of the independent investigation led the Audit Committee to the view that Sunterra did not maintain effective control over its financial reporting as of September 30, 2005, because of significant weaknesses in its internal controls in its European operations. To re-establish reliability and accuracy in its financial reporting, the Audit Committee and management have developed a remedial plan intended to prevent recurrence of inappropriate conduct and to strengthen and improve the control environment, permitting Sunterra's financial statements to be fairly presented under U.S. Generally Accepted Accounting Principles (US GAAP).

As part of the remedial plan, Sunterra identified and retained new senior management that, with the assistance of the Audit Committee and WilmerHale, has developed and is in the process of implementing a broad range of remedial measures under the plan. Included in the plan are fundamental changes to personnel in Europe and the US, separation of the finance function from the control function, adoption of significant additional internal controls, and incremental reviews of accounting entries by an independent accounting firm.

EUROPEAN ISSUES; RESTATEMENT AND MANAGEMENT REVIEW
In May 2006, Sunterra announced that the Company underwithheld certain employment-related taxes in Spain, resulting in an initial payment of approximately $3.1 million to the Spanish tax authorities. The Company estimated that it would be required to pay an additional $900,000 to cover a surcharge for the nonpayment of such taxes, and such amount has been paid.

The Company's new management, assisted by additional outside legal and accounting experts, has reviewed the factual findings of the independent investigation of the Audit Committee with the goals of: (a) determining if and to what extent additional taxes may be owed by any of the companies in Sunterra Europe; and (b) determining the impact of the establishment and subsequent release of certain accruals related to its European operations as they relate to the pending restatement. As a result of the independent investigation's findings, management and its advisors have determined that taxes, in addition to those described above, are or will be owed in Europe and that such amounts are material. However, due to the complex tax and accounting judgments involved,

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management and its outside advisors have not yet finalized the total amounts to be paid or accrued, but will provide an update as expeditiously as possible. In addition, based on the independent investigation findings that certain of Sunterra Europe's historical accruals were not developed in accordance with US GAAP, management has been working to correct the accounting for the accruals, and its work will be subject to an incremental review by an independent accounting firm. The European tax issues and the accrual issues necessitate that the Company restate its historical financial statements for certain periods.

In conjunction with the independent investigation, the Board directed management to conduct a thorough financial and operational review of the entire Company using internal and independent resources. After completing its financial and operational review, management believes that the above-mentioned issues in Europe did not occur in the North American operations. However, the Company has retained a global accounting firm to test the procedures and controls in North America to give further assurance that there are no accounting issues in North America and that such issues were confined to Europe.

In Europe, the operational review highlighted a number of issues generally confined to compliance, deferred maintenance and resort licensing. Remediation of the compliance issues is under way, and the current estimate of the projected cost is $1.8 million. The cost to remediate the remaining issues is still being assessed. These issues could have a material adverse effect on Sunterra Europe.

As a result of the Board's decision to put Sunterra Europe up for sale, the Company is required to account for this business segment as a discontinued operation in the Company's fiscal 2006 financial statements. Sunterra will reflect the effects of this decision in the financial statements for the year ended September 30, 2006. The expected additional tax-related obligations, the remedial costs associated with the European operational review, and the discontinued operations assessment has led the Company to conclude that its investment in Sunterra Europe will be substantially impaired.

The cost of the independent investigation and all of the ensuing operational reviews (including outside experts and the like) through September 30, 2006 was approximately $12.4 million.

NORTH AMERICAN OPERATIONS
The Company is pleased to report that its North American operations continue to perform well. However, Sunterra has cautioned that certain previously issued historical financial statements should no longer be relied upon. Because Sunterra does not currently have an independent registered public accountant and must restate certain historical financial statements, it has been unable to file certain of its periodic reports with the Securities and Exchange Commission, and is unable to issue an earnings release at this time.

However, the Company is disclosing that on a preliminary and unaudited basis for the year ended September 30, 2006, both North American Vacation Interest revenues and North American total revenues exceeded management's plan as reflected in the guidance for the consolidated financial results issued in December 2005. In addition, management has made significant progress reducing advertising, selling and marketing expenses as a percent of North American Vacation Interest revenue.

Sunterra cautions that there is no assurance that its final audited financial information will not differ substantially from the above preliminary unaudited financial information.

At September 30, 2006, Sunterra's North American operations had $19.6 million in unrestricted cash and cash equivalents and over $121 million in borrowing capacity under its lines of credit.

UPDATE ON AUDITOR ENGAGEMENT PROCESS
Sunterra is no longer working with its former auditors, Grant Thornton LLP, and has been seeking to engage another independent registered public accounting firm to re-audit the prior periods as well as to audit the Company's fiscal 2006 results. Despite Sunterra's efforts to date, it has encountered obstacles in engaging an independent registered public accounting firm. Sunterra believes the aforementioned intensive remedial efforts should help in its efforts to retain an independent public accountant. The Audit Committee is currently in discussions with potential firms, although no assurance can be given that the


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Audit Committee will be successful in retaining an independent registered public accountant. The Company hopes to update its shareholders on auditor status by the end of the year.

STRATEGIC ALTERNATIVES
As previously reported, Chanin Capital Partners has been retained to sell the European operations. Notwithstanding the tax, licensing and compliance issues discussed above, and the resulting remediation process that is under way, the sale process of the European subsidiary is moving forward. Potential bidders are conducting their independent due diligence with a directive to submit their indications of interest, if any, by year end. However, no assurance can be given that any potential bidder will in fact make a binding offer, will do so prior to year end or with a price and conditions acceptable to the Board.

As previously disclosed, the Board has retained Merrill Lynch & Co. to assist the Company in its review of strategic alternatives. As Sunterra addresses the issues discussed in this press release, the Board and Merrill will continue to consider strategic alternatives to maximize shareholder value. The Company will update its shareholders on the strategic alternatives process after the Board determines a course of action.

INVESTOR CONFERENCE CALL
Sunterra will host a conference call on Thursday, December, 7 2006, at 8:00 a.m. Eastern time to discuss the above topics. This conference call will be broadcast live over the Internet. Participants are invited to access the event at www.sunterra.com, visiting the Investor Relations section of the "Sunterra Corp" tab at least 15 minutes before the scheduled start time to register and to download and install any necessary audio software.

Those unable to participate via the Internet or planning to ask questions may dial the following number five to 10 minutes prior to the scheduled conference call time: (800) 659-1942. International callers please call (617) 614-2710. The pass code required for this call is 53386377.

A replay of the conference call will be available for a limited time on Sunterra's website in the Calendar section, or by dialing (888) 286-8010 or, for international callers, (617) 801-6888. The code to access the replay is 76784715.

ABOUT SUNTERRA
Sunterra is one of the world's largest vacation ownership companies with more than 324,000 owner families and nearly 100 branded or affiliated vacation ownership resorts throughout the continental United States and Hawaii, Canada, Europe, the Caribbean and Mexico. Sunterra news releases, as well as additional news and information on the Company, can be found at www.sunterra.com.

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FORWARD-LOOKING STATEMENTS; RISKS AND UNCERTAINTIES
Statements contained in this document that disclose the Company's or management's intentions, expectations or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company cautions that these statements involve risks and uncertainties and other factors that may cause results to differ materially from those anticipated at the time such statements are made. For example, future results, performance and achievements may be affected by our ability to successfully implement our strategic, operational and marketing plan including the cost reduction plan of our European operation, the actual amount of the pretax restructuring charge, the actual amount of the cash expenditures associated with the restructuring plan, general economic conditions, including a global economic downturn, the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, governmental and regulatory actions, the cyclicality of the vacation ownership industry, relationships with key employees, domestic and international political and geopolitical conditions, competition, downturns in leisure travel patterns, risk associated with the level and structure of our indebtedness, risk associated with potential acquisitions and dispositions and other circumstances and uncertainties. In addition, potential risks and uncertainties include, among other things: (1) the results of the Audit and Compliance Committee investigation; (2) expectations as

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to the timing of the completion of such investigation by the Committee and its independent counsel and any remedial actions recommended by the Committee, the Company's review, restatement and filing of its previously issued financial statements and its assessment of the effectiveness of disclosure controls and procedures and internal control over financial reporting, the review and filing of the Company's Form 10-Q for the fiscal quarters ended March 31, 2006 and June 30, 2006, and the issuance of interim financial results for the Company; (3) expectations as to the timing of engaging a new independent registered public accounting firm; (4) the effects of the delisting of the Company's common stock from The Nasdaq National Market and removal of the Company's warrants from the OTC Bulletin Board and the quotation of the Company's common stock and warrants in the "Pink Sheets," including any adverse effects relating to the trading of the stock or warrants due to, among other things, the absence of market makers;
(5) the effects of any required restatement adjustments to previously issued financial statements and material weaknesses in internal control over financial reporting; (6) the effects of any filed or future class action and derivative or other lawsuits or governmental investigations alleging among other things, violations of federal securities laws, by the Company or any of its directors or executive officers; (7) the outcome of any legal or administrative proceedings, including the institution of administrative, civil injunctive or criminal proceedings involving the Company as well as current or former employees of the Company, and the imposition of fines and other penalties, remedies or sanctions arising out of such proceedings (including any domestic or foreign investigations or inquiries); (8) potential costs resulting from indemnity obligations of the Company to its officers and directors names in any lawsuits or governmental investigations; (9) the possibility that any default under the Company's financing arrangements, including our Senior Finance Facility, could cause acceleration of repayment of the entire principal amounts and accrued interest on such arrangements or limit our borrowing capacity; (10) the effects of new accounting pronouncements; (11) personnel changes may adversely affect the Company's business; (12) the undertaking of any transaction or transactions resulting from its Board of Directors' decision to sell Sunterra Europe and its consideration of strategic alternatives with respect to Sunterra, and there can be no assurance that any transaction or transactions will occur or, if undertaken, the terms or timing of such a transaction or transactions; and (13) additional risks and uncertainties and important factors described in the Company's other press releases and in the Company's filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and quarterly report on Form 10-Q. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.









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